Exhibit 3.1 (a)
                                 RESTATEMENT OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                         INNODATA PROCESSING CORPORATION

   I. The name of the corporation is Innodata Processing Corporation. It was incorporated in accordance with the General Corporation Law of Delaware on June 27, 1988.

   II. The Certificate of Incorporation of the corporation is hereby further amended, and is restated in its entirety, to read as follows:

                      RESTATED CERTIFICATE OF INCORPORATION
                      -------------------------------------

                                       OF
                                       --

                              INNODATA CORPORATION
                              --------------------

      1. The name of the Corporation is INNODATA CORPORATION, a corporation formed in accordance with the General Corporation Law of Delaware.

      2. The address of the Corporation's registered office in the State of Delaware is 15 East North Street, Dover, Delaware 19901. The registered agent at such address shall be United Corporate Services, Inc.

      3. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

      4. a. The total number of shares of stock which the corporation shall have authority to issue is 20,000,000 shares of Common Stock, 4,998,000 shares of Preferred Stock, 1,000 shares of Series A Preferred Stock and 1,000 shares of Series B Preferred Stock, all par value $.01 per share.

            b. (1) Shares of Preferred Stock may be issued from time to time in one or more series as may from time to time be determined by the Board of Directors, each of said series to be distinctly designated. All shares of any one series of Preferred Stock shall be alike in every particular, except that there may be different dates from which dividends, if any, thereon shall be cumulative, if made cumulative. The voting powers and the preferences and relative, participating, optional and other special rights of each such series, and the qualifications, limitations or restrictions thereof, If any, may differ from those of any and all other series at any time outstanding; and the Board of Directors of the Corporation is hereby expressly granted authority to fix by resolution or resolutions adopted prior to the issuance of any shares of a particular series of Preferred Stock, the voting powers and the designation, preferences and relative, optional and other special rights, and the qualifications, limitations and restrictions of such series, including, but without limiting the generality of the foregoing, the following:

            (A) The distinctive designation of, and the number of shares of Preferred Stock which shall constitute such series, which number may be increased (except where otherwise provided by the Board of Directors) or decreased (but not below the number of shares thereof then outstanding) from time to time by like action of the Board of Directors;

            (B) The rate and times at which, and the terms and conditions on which, dividends, if any, on Preferred Stock of such series shall be paid, the extent of the preference or relation, if any, of such dividends to the dividends payable on any other class or classes, or series of the same or other classes of stock and whether such dividends shall be cumulative or non-cumulative;

            (C) The right, if any, of the holders of Preferred Stock of such series to convert the same into or exchange the same for, shares of any other class or classes or of any series of the same or any other class or classes of stock of the Corporation and the terms and conditions of such conversion or exchange;

            (D) Whether or not Preferred Stock of such series shall be subject to redemption, and the redemption price or prices and the time or times at which, and the terms and conditions on which, Preferred Stock of such series may be redeemed;

            (E) The rights, if any, of the holders of Preferred Stock of such series upon the voluntary or involuntary liquidation, merger, consolidation, distribution or sale of assets, dissolution or winding-up, of the Corporation;

            (F) The terms of the sinking fund or redemption or purchase account, if any, to be provided for the Preferred Stock of such series; and

            (G) The voting powers, if any, of the holders of such series of Preferred Stock which may, without limiting the generality of the foregoing, include the right, voting as a series or by itself or together with other series of Preferred Stock or all series of Preferred Stock as a class, to elect one or more directors of the Corporation if there shall have been a

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

      default in the payment of dividends on any one or more series of Preferred Stock or under such other circumstances and on such conditions as the Board of Directors may determine.

      (2) The relative powers, preferences and rights of each series of Preferred Stock in relation to the powers, preferences and rights of each other series of Preferred Stock shall, in each case, be as fixed from time to time by resolution of the Board of Directors, and the consent, by class or series vote or otherwise, of the holders of such of the series of Preferred Stock as are from time to time outstanding shall not be required for the issuance by the Board of Directors of any other series of Preferred Stock whether or not the powers, preferences and rights of such other series shall be fixed by the Board of Directors as senior to, or on a parity with, the powers, preferences and rights of such outstanding series, or any of them; provided, however, that the Board of Directors may provide in such resolution that the consent of the holders of a majority (or such greater proportion as shall be therein fixed) of the outstanding shares of such series voting therein shall be required for the issuance of any or all other series of Preferred Stock.

      (3) Subject to any limitations set forth herein, Shares of Common Stock or any series of Preferred Stock may be issued from time to time as the Board of Directors of the Corporation shall determine and on such terms and for such consideration as shall be fixed by the Board of Directors.

      (4) The authorized amount of shares of Common Stock and of Preferred Stock may, without a class or series vote, be increased or decreased from time to time by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote thereon."

      5. a. There is hereby created a series of the Preferred Stock of this corporation to consist of 1,000 shares of Preferred Stock, $.01 par value per share, which this corporation now has authority to issue.

            b. The  distinctive  designation  of the  series  shall be "Series A
Preferred Stock"; the number of shares of Series A Preferred Stock shall be 1,000.

            c. The holders of the Series A Preferred Stock shall not be entitled to receive any dividends.

            d. The Series A Preferred Stock shall be preferred as to assets over the Common Stock, so that, in the event of the voluntary or involuntary liquidation, dissolution or winding-up of this corporation, the holders of Series A Preferred Stock shall be entitled to have set apart for them or to be paid out of the assets

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


of this corporation, before any distribution is made to or set apart for the holders of Common Stock, an amount in cash equal to, and in no event more than, $1.00 per share of Series A Preferred Stock, plus all accrued and unpaid dividends thereon, if any. If, upon such liquidation, dissolution or winding-up of this corporation, the assets of this corporation available for distribution to the holders of its stock shall be insufficient to permit the distribution in full of the amounts receivable as aforesaid by the holders of Series A Preferred Stock, then all such assets of this corporation shall be distributed ratably among the holders of Series A Preferred Stock in proportion to the amounts which each would have been entitled to receive if such assets were sufficient to permit distribution in full as aforesaid. Neither the consolidation nor merger of this corporation nor the sale, lease or transfer by this corporation of all or any part of its assets shall be deemed to be a liquidation, dissolution or winding-up of this corporation for the purposes of this paragraph.

            e. The holders of the Series A Preferred Stock shall have no voting rights except as expressly provided by law.

            f. If the Series A Preferred stock has not been previously converted, this corporation shall redeem all of the Series A Preferred Stock, but only out of funds legally available therefor, on December 31, 1996, at a redemption price equal to $1.00 per share.

            g. (1) The Series A Preferred Stock shall automatically convert on the closing of the first "Series A Acquisition" which occurs prior to the last day of the 18th full calendar month after the date of the corporation's initial public offering of securities ("IPO"), if after the closing of such Series A Acquisition, the "prior stockholders" own less than 50.1% of the then total outstanding Common Stock. In such event, each share of Series A Preferred Stock will automatically convert into a number of shares of Common Stock which is equal to one one-thousandth (.001) of the lesser of: (i) 450,000 or (ii) that number which when added to the 2,600,000 shares owned by the prior stockholders as of the date of the IPO final prospectus is equal to 50.1% of the then outstanding Common Stock. The "IPO" means the consummation of a public offering of securities by the Company which is underwritten by A. S. Goldmen & Co., Inc. (the "Underwriter"). A "Series A Acquisition" means the acquisition by the Company of the stock or assets of any business whose then most recent revenues are at the annualized rate of not less than $5,000,000. The "prior stockholders" means the persons who were stockholders immediately prior to the IPO.

                  (2) If the prior stockholders propose to convert shares of Preferred Stock as a result of a Series A

Acquisition, the Acquisition must be reviewed in advance by the Underwriter or its successor. If the prior stockholders propose to convert shares of Preferred Stock as a result of a Series A Acquisition and the Acquisition is of a business whose most recent

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

annual revenues are at least equal to $10,000,000, the Acquisition will be subject to the prior approval of the Underwriter or its successor, which approval cannot be unreasonably withheld or denied.

                  (3) For the purposes of the preceding paragraph all shares of Common Stock which are issuable on exercise or conversion of any instruments or securities will be taken into account as outstanding.

      6. a. There is hereby created a series of the Preferred Stock of this corporation to consist of 1,000 shares of Preferred Stock, $.01 par value per share, which this corporation now has authority to issue.

            b. The  distinctive  designation  of the  series  shall be "Series B
Preferred Stock"; the number of shares of Series B Preferred Stock shall be 1,000.

            c. The holders of the Series B Preferred Stock shall not be entitled to receive any dividends.

            d. The Series B Preferred Stock shall be preferred as to assets over the Common Stock so that, in the event of the voluntary or involuntary liquidation, dissolution or winding-up of this corporation, the holders of Series B Preferred Stock shall be entitled to have set apart for them or to be paid out of the assets of this corporation, before any distribution is made to or set apart for the holders of Common Stock, an amount in cash equal to, and in no event more than, $1.00 per share of Series B Preferred Stock, plus all accrued and unpaid dividends thereon, if any. If, upon such liquidation, dissolution or winding-up of this corporation, the assets of this corporation available for distribution to the holders of its stock shall, be insufficient to permit the distribution in full of the amounts receivable as aforesaid by the holders of Series B Preferred Stock, then all such assets of this corporation shall be distributed ratably among the holders of Series B Preferred Stock in proportion to the amounts which each would have been entitled to receive if such assets were sufficient to permit distribution in full as aforesaid. Neither the consolidation nor merger of this corporation nor the sale, lease or transfer by this corporation of all or any part of its assets shall be deemed to be a liquidation, dissolution or winding-up of this corporation for the purpose of this paragraph.

            e. The holders of the Series B Preferred Stock shall have no voting rights except as expressly provided by law.



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

            f. If the Series B Preferred Stock has not been previously converted, this corporation shall redeem all of the Series B Preferred Stock, but only out of funds legally available therefor, on December 31, 1996, at a redemption price equal to $1.00 per share.

            g. (1) The Series B Preferred Stock shall automatically convert if there occurs a closing of any "Series B Acquisition" prior to: (i) the last day of the 24th full calendar month after the IPO or (ii) 12 months after the Series A Preferred Stock has been converted, whichever of (i) and (ii) occurs later. In such event each share of Series B Preferred Stock will automatically convert into a number of shares of Common Stock which is equal to one one-thousandth (.001) of the lesser of 225,000 or that number which when added to the 2,600,000 shares owned by the prior stockholders as of the date of the IPO final prospectus, plus any shares issued on conversion on the Series A Preferred Stock, is equal to 50.1% of the then outstanding Common Stock. A "Series B Acquisition" means the acquisition by the Company of the stock or assets of any business whose then most recent revenues are at the annualized rate of not less than $3,000,000.

                  (2) If the prior stockholders propose to convert shares of Preferred Stock as a result of a Series B Acquisition, the Acquisition must be reviewed in advance by the Underwriter or its successor. If the prior stockholders propose to convert shares of Preferred Stock as a result of a Series B Acquisition and the Acquisition is of a business whose most recent annual revenues are at least equal to $10,000,000, the Acquisition will be subject to the prior approval of the Underwriter or its successor, which approval cannot be unreasonably withheld or denied.

                  (3) For the purposes of the preceding paragraph all shares of Common Stock which are issuable on exercise or conversion of any instruments or securities will be taken into account as outstanding.

      7. The name and mailing address of the incorporator are as follows:
                  Oscar D. Folger
                  521 Fifth Avenue, 24th Floor
                  New York, NY 10175

      8. The original by-laws of the corporation shall be adopted by the incorporator. Thereafter, the power to make, alter or repeal by-laws shall be in the Directors of the Corporation.

      9. The business and affairs of the Corporation shall be managed and directed by a Board of Directors, which may be comprised of a single director. The number of directors shall be fixed by the by-laws or as provided in the by-laws.

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

      10. A director, or former director, shall not be liable to the corporation or to any of its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director: (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
(iii) under ss.174 of the General Corporation Law of the State of Delaware, pertaining to the liability of directors for unlawful payment of dividends or unlawful stock purchase or redemption; or (iv) for any transaction from which the director derived an improper personal benefit.

      11. The corporation shall indemnify its directors and officers, and the directors and officers of its subsidiaries, to the maximum extent permitted by law.

   III. This restatement was duly adopted by the directors and the stockholders of the Corporation in accordance with the provisions of Sections 242(b)(1) and 245 of the General Corporation Law of the State of Delaware.

   IV. Upon the effective date of filing of this Restated Certificate of Incorporation, each outstanding share of Common Stock of the corporation, par value $.01 per share, will be changed into (i) 26 shares of Common Stock, (ii) one one-hundredth (.01) share of Series A Preferred Stock and (iii) one one-hundredth (.01) share of Series B Preferred Stock. The par value of each resulting split share shall be $.01.

   IN WITNESS WHEREOF, the undersigned hereby certify that the facts herein stated are true and, accordingly, have signed this Certificate Of Amendment and Restatement this 27th day of April 1993.


                                    ______/s/____________________
                                    Barry Hertz, Chairman of the
                                    Board of Directors and Chief
                                    Executive Officer

Attest:


_____/s/_________________
      Secretary
   Aviva Jakubowitz

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